Exhibit 99.1

On August 4, 2003, the Estee Lauder 2001 Charitable Trust
("the EL 2001 Trust") made a gift of
33,790 shares of Class A Common Stock to a charity.
These shares were owned indirectly by Ronald S. Lauder
("RSL") as co-Trustee and beneficiary of the EL 2001 Trust and Leonard A. Lauder ("LAL") as co-Trustee and beneficiary of the EL 2001 Trust. The shares were given as a gift to the Institute for the study of the Aging, Inc. ("ISOA"), a not for profit corporation, of which RSL and LAL are directors and officers. RSL and LAL each disclaim beneficial ownership of shares owned by ISOA and by EL 2001 Trust to the extent they do not have a pecuniary interest in the EL 2001 Trust's securities.
Evelyn H. Lauder ("EHL")
disclaims beneficial ownership of the securities owned indirectly by her husband, LAL, through the EL 2001 Trust.

After this gift the amounts of Class A Common
Stock beneficially owned by:

(a) RSL includes (i) 500,000 shares of Class A
Common Stock held directly (does not include the ownership of 23,305,555 shares of Class B
Common Stock which are convertible into a like number of shares of Class A Common Stock)
(ii) 3,182 shares of Class A
Common Stock held indirectly as Trustee of The Descendants of Ronald S. Lauder
1966 Trust (does not include the 3,182 shares of Class B Common Stock which are convertible into a like number of shares of Class A Common Stock),
(iii) 15,384 shares of Class A Common Stock held indirectly as a general partner of Lauder & Sons L.P.
(RSL is also a Trustee of The 1995 Estee Lauder RSL Trust, which is also a general partner of Lauder & Sons L.P.)
(does not include the 3,846,154 shares of Class B
Common Stock which are convertible into a like number of shares of Class A Common Stock), and
(iv) 1,095,410 shares of Class A
Common Stock held indirectly
as co-Trustee and beneficiary of
the Estee Lauder 2001 Charitable Trust.
RSL disclaims beneficial ownership of
the shares in clauses (ii), (iii) and
(iv)to the extent he does not
have a pecuniary interest in such securities.

(b) LAL includes (i) 5,369,169 shares
held directly,
(ii) 2,136,882 shares indirectly as
grantor of a grantor retained annuity trust
(does not include the ownership of
3,829,216 shares of
Class B Common Stock which are convertible into a like number of shares of Class A Common Stock),
(iii) 3,279,302 shares
indirectly as the sole individual general partner of LAL Family Partners L.P.
and the majority stockholder of
LAL Family Corporation, which is
the sole corporate partner of
LAL Family Partners L.P.
(a limited partnership in which LAL
has sole voting and investment power)
(does not include the ownership of 42,705,540 shares of Class B Common Stock which are convertible into a like number of shares of Class A Common Stock),
(iv) 15,384 shares indirectly as a
general partner of Lauder & Sons L.P.
(LAL is also a trustee of
The 1995 Estee Lauder LAL Trust,
which is also a general
partner of Lauder & Sons L.P.)
(does not include the ownership of 3,846,154 shares of Class B Common Stock which are convertible into a like number of shares of Class A Common Stock),
(v) 1,095,410 shares held indirectly
as co-Trustee and beneficiary of the
EL 2001 Charitable Trust, and (vi)
390,000 shares
indirectly which are held directly
by his wife, Evelyn H. Lauder ("EHL").
LAL disclaims beneficial ownership of
the shares in clauses (ii), (iii), (iv)
and (v) to the extent he does not have a pecuniary interest in such securities and he disclaims beneficial ownership of the shares in clause
(vi) owned by his wife.

RSL and LAL also hold 10,188,803 shares of Class B Common Stock as co-Trustees of the Estee Lauder 2002 Trust, as to which each disclaims beneficial owneship to the extent he does not have a pecuniary interest in such securities.

(c) EHL includes (i) 390,000 shares held directly,
(ii) 5,369,169 shares held
directly by her husband, LAL, and (iii) 6,526,978 shares held indirectly by her husband, LAL (see (b) (ii), (iii) and (iv) above regarding Class B shares).
EHL disclaims beneficial ownership of securities owned directly and indirectly by her husband, LAL.